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                                                                    Exhibit 23-e


                          CONSENT OF FINANCIAL ADVISOR


We consent to the inclusion in the Registration Statement of Chiquita Brands International, Inc. ("Chiquita") on Form S-4 filed on November 21, 1997 and related Proxy Statement/Prospectus of Stokely USA, Inc. ("Stokely") and Chiquita relating to the merger of Stokely into a wholly-owned subsidiary of Chiquita (the "Merger") of our report dated September 17, 1997, with respect to the fairness to the stockholders of Stokely from a financial point of view of the Merger.



                                        /s/ Eric M. Jensen
                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION

New York, New York
November 20, 1997